Exhibit 3.15
ARTICLES OF INCORPORATION
OF
INVA-MOTION, INC.
*****
     The undersigned, a citizen of the United States, desiring to form a corporation, FOR PROFIT, does hereby CERTIFY:
ARTICLE I
     The name of the corporation is Inva-Motion, Inc.
ARTICLE II
     The principal office of the corporation shall be located in Elyria, Lorain County, Ohio.
ARTICLE III
     The purpose for which it is formed is to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.
ARTICLE IV
     The authorized number of shares of capital stock of the corporation shall consist of Seven Hundred Fifty (750) shares, all of which shall be common shares, $1.00 par value.
ARTICLE V
     The amount of stated capital with which the corporation will begin business is at least Five Hundred Dollars ($500.00).
ARTICLE VI
     The corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of such purchase.

ARTICLE VII
     Notwithstanding any provision of the law of the State of Ohio now or hereafter in force requiring, for any purpose, the vote of the holders of shares entitling them to exercise two-thirds or any other proportion (but not less than all) of the voting power of the Corporation or of any class or classes of shares thereof, such action (unless otherwise expressly prohibited by statute) may be taken by vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.
ARTICLE VIII
     The preemptive right to purchase additional shares or any other securities of the corporation is expressly denied to all shareholders of all classes.

INVA-MOTION, INC.
ORIGINAL APPOINTMENT OF STATUTORY AGENT
***********
     The undersigned, being the Sole Incorporator of Inva-Motion, Inc., under the provisions of Section 1701.07 of the Ohio Revised Code, does hereby appoint as Statutory Agent, A. M. Mixon III, a natural person resident of the State of Ohio, upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.
     The complete business address of said Agent is 2484 Stratford Road, in the city of Cleveland Heights, in Cuyahoga County, Ohio, Zip Code 44118.
     IN WITNESS WHEREOF, the undersigned Sole Incorporator of Inva-Motion, Inc., has executed this Original Appointment of Statutory Agent on September 16, 1982.

/s/ Brenda S. Eilbeck
Brenda S. Eilbeck
(Sole Incorporator)

     IN WITNESS WHEREOF, I have subscribed my name to these Articles of Incorporation on September 16, 1982.

/s/ Brenda S. Eilbeck
Brenda S. Eilbeck
(Sole Incorporator)

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
INVA-MOTION, INC.

For Profit	Charter No. 601046
     BRENDA S. EILBECK, Sole Incorporator of INVA-MOTION, INC. (the “Company”), an Ohio corporation, does hereby certify that no subscriptions to shares of said Company have been received, and that the following amendment to the Articles of Incorporation of the Company was adopted by written consent of the Sole Incorporator pursuant to Section 1701.70, Ohio Revised Code, on June 24, 1983:
     RESOLVED: That the Articles of Incorporation of the Company are hereby amended by deleting Article I in its entirety and adopting in lieu thereof the following;
ARTICLE I
     The name of the corporation is Inva-Lease Corporation.
     IN WITNESS WHEREOF, said Brenda S. Eilbeck, Sole Incorporator of Inva-Motion, Inc., acting for and on behalf of said Company has hereunto subscribed her name this 24th day of June, 1983.

/s/ Brenda S. Eilbeck

Brenda S. Eilbeck

Prescribed by: BOB TAFT, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418
CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF
INVA-LEASE CORPORATION

(Name of Corporation)

THOMAS MIKLICH, who is:

☐	Chairman of the Board	☑	President	☐	Vice President (Please check one.)

and DAVID B. CATHCART , who is:

☐	Secretary	☑	Assistant Secretary (Please check one.)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statement:

☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 ___ at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☑	in writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESOLVED: That the name of the Corporation be changed to “Invacare Credit Corporation”, and that Article I of the Articles of Incorporation of the Corporation therefore be amended so as to read as follows:
“The name of the Corporation is Invacare Credit Corporation.”
IN WITNESS WHEREOF, the above named officers acting for and on the behalf of the corporation, have hereto subscribed their names this 15th day of September, 1995.

By	/s/ Thomas Miklich	By	/s/ David B. Cathcart

	(President)		(Assistant Secretary)
NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.
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